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                                                             EXHIBIT NO. 99.4(b)

                          INVESTMENT ADVISORY AGREEMENT

     INVESTMENT ADVISORY AGREEMENT, dated this 26th day of July 2006, by and between MFS SERIES TRUST XII, a Massachusetts business trust (the "Trust"), on behalf of its series of shares (each a "Fund") listed on Appendix A attached hereto, and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation (the "Adviser").

                                   WITNESSETH:

     WHEREAS, the Trust is engaged in business as an investment company registered under the Investment Company Act of 1940; and

     WHEREAS, the Adviser is willing to provide services to each Fund on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

     ARTICLE 1. DUTIES OF THE ADVISER. (a) The Adviser shall provide each Fund with such investment advice and supervision as the latter may from time to time consider necessary for the proper supervision of its assets. The Adviser shall act as investment adviser to each Fund and as such shall furnish continuously an investment program and shall determine from time to time what securities or other instruments shall be purchased, sold or exchanged and what portion of the assets of each Fund shall be held uninvested, subject always to the restrictions of the Trust's Declaration of Trust, dated June 29, 2005, and By-Laws, each as amended from time to time (respectively, the "Declaration" and the "By-Laws"), to the provisions of the Investment Company Act of 1940 and the Rules, Regulations and orders thereunder and to a Fund's then-current Prospectus and Statement of Additional Information. The Adviser also shall exercise voting rights, rights to consent to corporate actions and any other rights pertaining to a Fund's portfolio securities in accordance with the Adviser's policies and procedures as presented to the Trustees of the Trust from time to time. Should the Trustees at any time, however, make any definite determination as to the investment policy and notify the Adviser thereof in writing, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination shall be revoked.

     (b) The Adviser shall take, on behalf of each Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio

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securities or other instruments for each Fund's account with brokers or dealers selected by it, and to that end, the Adviser is authorized as the agent of each Fund to give instructions to the Custodian of each Fund as to the deliveries of securities or other instruments and payments of cash for the account of each Fund. In connection with the selection of such brokers or dealers and the placing of such orders, the Adviser is directed to seek for each Fund the best overall price and execution available from responsible brokerage firms, taking account of all factors it deems relevant, including by way of illustration: price; the size of the transaction; the nature of the market for the security; the amount of the commission; the timing and impact of the transaction taking into account market prices and trends; the reputation, experience and financial stability of the broker or dealer involved; and the quality of services rendered by the broker or dealer in other transactions. In fulfilling this requirement, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty, created by this Agreement or otherwise, solely by reason of its having caused a Fund to pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Fund and to other clients of the Adviser as to which the Adviser exercises investment discretion.

     (c) Subject to the general supervision and control of the Trustees of the Trust and under the terms and conditions set forth in this Agreement, the Trust acknowledges and agrees that it is contemplated that Adviser will, at its own expense, select and contract with one or more investment advisers ("Sub-Advisers") to manage the investment operations and composition of each Fund and render investment advice for each Fund, including the purchase, retention, and disposition of the investments, securities and cash contained in each Fund, subject always to the restrictions of the Trust's Declaration and the By-Laws, to the provisions of the Investment Company Act of 1940 and the Rules, Regulations and orders thereunder and to a Fund's then-current Prospectus and Statement of Additional Information; provided, that any contract with an Sub-Adviser (a "Sub-Advisory Agreement") shall be in compliance with and approved as required by the Investment Company Act of 1940 and the Rules, Regulations and orders thereunder or in accordance with exemptive relief granted by the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940.

     (d) Subject always to the direction and control of the Trustees of the Trust, Adviser will have (i) overall supervisory responsibility for the general management and investment of each Fund's assets; (ii) full discretion to select new or


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additional Sub-Advisers for each Fund; (iii) full discretion to enter into and materially modify existing Sub-Advisory Agreements with Sub-Advisers; (iv) full discretion to terminate and replace any Sub-Adviser; and (v) full investment discretion to make all determinations with respect to the investment of a Fund's assets not then managed by an Sub-Adviser. In connection with Adviser's responsibilities herein, Adviser will assess each Fund's investment focus and will seek to implement decisions with respect to the allocation and reallocation of each Fund's assets among one or more current or additional Sub-Advisers from time to time, as Adviser deems appropriate, to implement each Fund's investment policies determined as provided above. In addition, Adviser (in conjunction with the Fund's Independent Chief Compliance Officer) will oversee (or, in the event that the Adviser does not require a Sub-Advisor to assume responsibility therefore under the Sub-Advisory Agreement, shall be responsible for) compliance of each Sub-Adviser with the investment objectives, policies and restrictions of any Fund (or portions of any Fund) under the management of such Sub-Adviser, and review and report to the Trustees of the Trust on the performance of each Sub-Adviser. Adviser will furnish, or cause the appropriate Sub-Adviser(s) to furnish, to the Trust such statistical information, with respect to the investments that a Fund (or portions of any Fund) may hold or contemplate purchasing, as the Trust may reasonably request. Further, Adviser (in conjunction with the Fund's Independent Chief Compliance Officer) will oversee compliance of each Sub-Adviser with the compliance program of any Fund (or portions of any Fund) under the management of such Sub-Adviser, as well as the compliance program of the Sub-Adviser as such program relates to the Sub-Adviser's management of the Fund. On Adviser's own initiative, Adviser will apprise, or cause the appropriate Sub-Adviser(s) to apprise, the Trust of important developments materially affecting each Fund (or any portion of a Fund that they advise) and will furnish the Trust, from time to time, with such information as may be appropriate for this purpose. Further, Adviser agrees to furnish, or cause the appropriate Sub-Adviser(s) to furnish, to the Trustees of the Trust such periodic and special reports as the Trustees of the Trust may reasonably request. In addition, Adviser agrees to cause the appropriate Sub-Adviser(s) to furnish to third-party data reporting services all currently available standardized performance information and other customary data as may be appropriate.

     (e) Subject to the provisions of Article 6, the Adviser shall not be liable for any error of judgment or mistake of law by any Sub-adviser or for any loss arising out of any investment made by any Sub-adviser or for any act or omission in the execution and management of a Fund by any Sub-adviser.

     ARTICLE 2. ALLOCATION OF CHARGES AND EXPENSES. (a) The Adviser shall furnish at its own expense investment advisory and administrative services, office space, equipment and clerical personnel necessary for servicing the investments of each Fund and maintaining its organization, and investment advisory facilities


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and executive and supervisory personnel for managing the investments and effecting the portfolio transactions of each Fund. The Adviser shall arrange, if desired by the Trust, for directors, officers and employees of the Adviser to serve as Trustees, officers or agents of the Trust if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law.

     (b) It is understood that the Trust and each Fund will pay all of their own expenses incurred in their operations and the offering of a Fund's shares, unless specifically provided otherwise in this Agreement or except to the extent that the Adviser agrees in a written instrument executed by the Adviser (specifically referring to this Article 2(b)) to assume or otherwise pay for specified expenses of the Trust or a Fund, including, without limitation: compensation of Trustees "not affiliated" with the Adviser; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to a Fund; fees and expenses of independent auditors, of legal counsel, and of any transfer agent, registrar or dividend disbursing agent of a Fund; expenses of repurchasing and redeeming shares and servicing shareholder accounts; expenses of preparing, printing and mailing stock certificates, shareholder reports, notices, proxy statements and reports to governmental officers and commissions; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; insurance premiums; fees and expenses of the custodian for all services to a Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of shares of a Fund; organizational and start up costs; such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which a Fund is a party or otherwise may have an exposure, and the legal obligation which a Fund may have to indemnify the Trust's Trustees and officers with respect thereto; and expenses relating to the issuance, registration and qualification of shares of a Fund and the preparation, printing and mailing of prospectuses for such purposes (except to the extent that any Distribution Agreement to which the Trust is a party provides that another party is to pay some or all of such expenses).

     (c) The payment or assumption by the Adviser of any expenses of the Trust or a Fund that the Adviser is not obligated by this Agreement or otherwise to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expenses of the Trust or a Fund on any subsequent occasion.

     ARTICLE 3. COMPENSATION OF THE ADVISER. For the services to be rendered and the facilities provided, each Fund shall pay to the Adviser an investment advisory fee computed and paid monthly as set forth in Appendix B attached


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hereto. If the Adviser shall serve for less than the whole of any period specified in this Article 3, the compensation paid to the Adviser will be prorated.

     ARTICLE 4. ADDITIONAL SERVICES. Should the Trust have occasion to request the Adviser or its affiliates to perform administrative or other additional services not herein contemplated or to request the Adviser or its affiliates to arrange for the services of others, the Adviser or its affiliates will act for the Trust on behalf of a Fund upon request to the best of its ability, with compensation for the services to be agreed upon with respect to each such occasion as it arises. No such agreement for additional services shall expand, reduce or otherwise alter the obligations of the Adviser, or the compensation that the Adviser is due, under this Agreement.

     ARTICLE 5. COVENANTS OF THE ADVISER. The Adviser agrees that it will not deal with itself, or with the Trustees of the Trust or the Trust's distributor, if any, as principals in making purchases or sales of securities or other property for the account of a Fund, except as permitted by the Investment Company Act of 1940 and any rules, regulations or orders of the Securities and Exchange Commission thereunder, will not take a long or short position in the shares of a Fund except as permitted by the applicable law, and will comply with all other provisions of the Declaration and the By-Laws and the then-current Prospectus and Statement of Additional Information of a Fund relative to the Adviser and its directors and officers.

     ARTICLE 6. LIMITATION OF LIABILITY OF THE ADVISER. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of a Fund, except for willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations hereunder. As used in this Article 6, the term "Adviser" shall include directors, officers and employees of the Adviser as well as that corporation itself.

     ARTICLE 7. ACTIVITIES OF THE ADVISER. (a) The Trust acknowledges that the services of the Adviser to a Fund are not exclusive, the Adviser being free to render investment advisory and/or other services to others. The Trust further acknowledges that it is possible that, based on their investment objectives and policies, certain funds or accounts managed by the Adviser or its affiliates may at times take investment positions or engage in investment techniques which are contrary to positions taken or techniques engaged in on behalf of a Fund. Notwithstanding the foregoing, the Adviser will at all times endeavor to treat all of its clients in a fair and equitable manner.

     (b) The Trust acknowledges that whenever a Fund and one or more other funds or accounts advised by the Adviser have available monies for investment,


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investments suitable and appropriate for each shall be allocated in a manner believed by the Adviser to be fair and equitable to each entity. Similarly, opportunities to sell securities or other investments shall be allocated in a manner believed by the Adviser to be fair and equitable to each entity. The Trust acknowledges that in some instances this may adversely affect the size of the position that may be acquired or disposed of for a Fund.

     (c) It is understood that the Trustees, officers and shareholders of the Trust are or may be or become interested in the Adviser, as directors, officers, employees, or otherwise and that directors, officers and employees of the Adviser are or may become similarly interested in the Trust, and that the Adviser may be or become interested in a Fund as a shareholder or otherwise.

     ARTICLE 8. MFS NAME. The Trust acknowledges that the names "Massachusetts Financial Services," "MFS" or any derivatives thereof or logos associated with those names (collectively, the "MFS Marks") are the valuable property of the Adviser and its affiliates. The Adviser grants the Trust and each Fund a non-exclusive and non-transferable right and sub-license to use the MFS Marks only so long as the Adviser serves as investment adviser to the Trust and each Fund. The Trust agrees that if the Adviser for any reason no longer serves as investment adviser to a Fund, and the Adviser so requests, that Fund promptly shall cease to use the MFS Marks and promptly shall amend its registration statement to delete any references to the MFS Marks. Likewise, the Trust agrees that if the Adviser for any reason no longer serves as investment adviser to any Fund of the Trust, and the Adviser so requests, the Trust promptly shall cease to use the MFS Marks and promptly shall amend its Declaration of Trust to delete any references to the MFS Marks. The Trust acknowledges that the Adviser may permit other clients to use the MFS Marks in their names or other material. For purposes of this Article, the Trust shall be deemed to have taken the required action "promptly" if such action is taken within 90 days of the Adviser no longer serving as the investment adviser to a Fund of the Trust, or from the date of the Adviser's request, as the case may be.

     ARTICLE 9. DURATION, TERMINATION AND AMENDMENT OF THIS AGREEMENT. (a) This Agreement shall become effective with respect to the Trust on the date first written above, and shall become effective with respect to a Fund, if approved by the shareholders of such Fund, on the Effective Date for such Fund, as set forth in Appendix A attached hereto. Thereafter, this Agreement will remain in effect with respect to a Fund for a period of two years from that Fund's Effective Date as set forth in Appendix A, on which date it will terminate for that Fund unless its continuance is "specifically approved at least annually" (i) by the vote of a majority of the Trustees of the Trust who are not "interested persons" of the Trust or of the Adviser at a meeting specifically called for the purpose of voting on such


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approval, and (ii) by the Board of Trustees of the Trust, or by
"vote of a majority of the outstanding voting securities" of the applicable
Fund.

     (b) This Agreement may be terminated as to the Trust or as to any Fund at any time without the payment of any penalty by the Trustees or by "vote of a majority of the outstanding voting securities" of the applicable Fund, or by the Adviser, in each case on not more than sixty days' nor less than thirty days' written notice to the other party. This Agreement shall automatically terminate in the event of its "assignment".

     (c) This Agreement may be amended with respect to a Fund only if such amendment is in writing signed by or on behalf of the Trust and the Adviser and is approved by "vote of a majority of the outstanding voting securities" of the applicable Fund (if such shareholder approval is required by the Investment Company Act of 1940).

     (d) Any approval, renewal or amendment of this Agreement with respect to a Fund by "vote of a majority of the outstanding voting securities" of that Fund, by the Trustees of the Trust, or by a majority of the Trustees of the Trust who are not "interested persons" of the Trust or the Adviser, shall be effective to approve, renew or amend the Agreement with respect to that Fund notwithstanding
(i) that the approval, renewal or amendment has not been so approved as to any other Fund, or (ii) that the approval, renewal or amendment has not been approved by the vote of a majority of the outstanding voting securities of the Trust as a whole.

     ARTICLE 10. SCOPE OF TRUST'S OBLIGATIONS. A copy of the Trust's Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The Adviser acknowledges that the obligations of or arising out of this Agreement are not binding upon any of the Trust's Trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust. If this Agreement is executed by the Trust on behalf of one or more Funds, the Adviser further acknowledges that the assets and liabilities of each Fund are separate and distinct and that the obligations of or arising out of this Agreement concerning a Fund are binding solely upon the assets or property of such Fund and not upon the assets or property of any other Fund.

     ARTICLE 11. DEFINITIONS AND INTERPRETATIONS. The terms "specifically approved at least annually," "vote of a majority of the outstanding voting securities," "assignment," "affiliated person," and "interested person," when used in this Agreement, shall have the respective meanings specified, and shall be construed in a manner consistent with, the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise


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derived from a term or provision of the Investment Company Act of 1940, the
Investment Advisers Act of 1940, the Securities Act of 1933, or the Securities Exchange Act of 1934 (collectively, the "Federal Securities Acts") shall be resolved by reference to such term or provision of the Federal Securities Acts and to interpretations thereof, if any, by United States federal courts or, in the absence of any controlling decisions of any such court, by rules or regulations of the Securities and Exchange Commission. Where the effect of a requirement of the Federal Securities Acts reflected in any provision of this Agreement is revised by rule or regulation of the Securities and Exchange Commission, such provisions shall be deemed to incorporate the effect of such rule or regulation.

     ARTICLE 12. RECORD KEEPING. The Adviser will maintain records in a form acceptable to the Trust and in compliance with the rules and regulations of the Securities and Exchange Commission, including but not limited to records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder, which at all times will be the property of the Trust and will be available for inspection and use by the Trust.

     ARTICLE 13. MISCELLANEOUS. (a) This Agreement contains the entire understanding and agreement of the parties with respect to the subject matter hereof.

     (b) Headings in this Agreement are for ease of reference only and shall not constitute a part of the Agreement.

     (c) Should any portion of this Agreement for any reason be held void in law or equity, the remainder of the Agreement shall be construed to the extent possible as if such voided portion had never been contained herein.

     (d) This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the choice of laws provisions thereof, except that questions of interpretation shall be resolved in accordance with the provisions of Article 11 above.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned officers thereunto duly authorized, all as of the day and year first above written. The undersigned officer of the Trust has executed this Agreement not individually, but as an officer under the Declaration and the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of a Fund, individually, but bind only the trust estate.

                                        MFS SERIES TRUST XII,
                                        on behalf of its series set forth in
                                        Appendix A attached hereto


                                        By: SUSAN S. NEWTON
                                            ------------------------------------
                                        Name: Susan S. Newton
                                        Title: Assistant Secretary and
                                               Assistant Clerk


                                        MASSACHUSETTS FINANCIAL
                                        SERVICES COMPANY


                                        By: ROBERT J.MANNING
                                            ------------------------------------
                                        Name: Robert J. Manning
                                        Title: Chief Executive Officer


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                                   APPENDIX A

                            FUNDS AND EFFECTIVE DATES

FUND                         EFFECTIVE DATE
----                         --------------
MFS Sector Rotational Fund   July 26, 2006

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                                   APPENDIX B

                           COMPENSATION TO THE ADVISER

The investment advisory fee payable by each Fund shall be computed and paid monthly at the annual rate equal to that Fund's average daily net assets for its then current fiscal year noted below:

FUND                         ANNUAL RATE
----                         -----------
MFS Sector Rotational Fund   0.75% of the first $1 billion in average daily net
                             assets
                             0.65% of average daily net assets in excess of $1 billion and less than $2.5 billion
                             0.60% of average daily net assets in excess of $2.5 billion and less than $5 billion
                             0.50% of average daily net assets of $5 billion or more